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                                                                     Exhibit 5.1







                                  April 4, 2003

ONEOK, Inc.
100 West 5th Street
Tulsa, OK  74103

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for ONEOK, Inc., an Oklahoma corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3, as amended, (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration of the following described securities (the "Securities") in an aggregate offering amount not to exceed $1,000,000,000: (a) one or more series of senior or subordinated debt securities of the Company; (b) shares of the Company's common stock, par value $0.01 per share (including the attached preferred share purchase rights, the "Common Stock"); (c) purchase contracts; (d) purchase contract units, (e) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock");
(f) junior subordinated debentures; (g) guarantees of trust preferred securities by ONEOK and (h) trust preferred securities ("Trust Preferred Securities") which may be issued by ONEOK Capital Trust I and/or ONEOK Capital Trust II.

     We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other agreements, instruments and other documents, and such certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to

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ONEOK, Inc.
April 4, 2003
Page 2

factual matters of each document we have reviewed, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     Based on such examination and review, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

     2. The Securities have been duly authorized, excluding the Trust Preferred Securities as to which we express no opinion.

     3. All requisite action necessary to make any shares of Common Stock, at the time such shares are issued, validly issued, fully paid and non-assessable shall have been taken when:

          A. The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions approving and authorizing the issuance and sale of such shares and any other action necessary to the consummation of the proposed issuance and sale thereof; and

          B. Such shares shall have been issued and sold for the lawful consideration authorized by the Board of Directors of the Company (in an amount not less than the par value thereof), as contemplated by, and otherwise in conformity with, the agreement under which such shares are issued and sold and the Registration Statement as supplemented by a prospectus supplement with respect to such issuance and sale and the acts and proceedings referred to above.

     4. All requisite action necessary to make any shares of Preferred Stock, at the time such shares are issued, validly issued, fully paid and non-assessable will have been taken when:

          A. The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions establishing the relative rights and preferences of such shares, as set forth in or contemplated by the Registration Statement, the exhibits thereto and any prospectus supplement relating to the Preferred Stock, and to authorize such other action as may be necessary to the consummation of the proposed issuance and sale of such shares;

          B. A statement with respect to the resolutions establishing the relative rights and preferences of such shares shall have been filed with the Secretary of State of Oklahoma in the form and manner required by law; and

          C. Such shares shall have been issued and sold for the lawful consideration authorized by the Board of Directors of the Company (in an amount not less than the par value thereof), as contemplated by, and otherwise in conformity with, the Registration


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ONEOK, Inc.
April 4, 2003
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     Statement, as supplemented by a prospectus supplement with respect to such issuance and sale and the acts, proceedings and documents referred to above.

     In rendering the foregoing opinions, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective,
(ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement (the "Offered Securities") will have been filed with the Securities and Exchange Commission, (iii) the definitive terms of each class and/or series of Offered Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Certificate of Incorporation and applicable law, (iv) any Offered Securities consisting of Preferred Stock, Common Stock or Securities convertible into Common Stock will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unissued, (v) resolutions authorizing the Company to issue, offer and sell the Offered Securities will have been adopted by the Company's Board of Directors, or a duly authorized committee thereof, and will be in full force and effect at all times at which the Offered Securities are offered or sold by the Company and (vi) all Offered Securities will be issued in compliance with applicable federal and state securities laws.

     Our opinions expressed above are limited to the laws of the State of Oklahoma and the federal law of the United States of America. Each of the matters set forth in this letter is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any of the matters set forth herein or in any matters upon which the opinions and views set forth in this letter are based.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                                  Very truly yours,

                                                  /s/ Gable & Gotwals

SWL:jh